Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 19, 2021, with respect to the combined financial statements of GXO Logistics, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Stamford, Connecticut

August 31, 2021